Exhibit 32.1

Section 1350 Certifications

In connection with the Annual Report of CF Bankshares Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Timothy T. O’Dell, President and Chief Executive Officer of the Company and Kevin J. Beerman, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Timothy T. O’Dell
Timothy T. O’Dell
President and Chief Executive Officer

/s/ Kevin J. Beerman
Kevin J. Beerman
Executive Vice President and Chief Financial Officer

Date:March 14, 2025